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EXIBIT  32.1:   CERTIFICATION  OF  PRINCIPAL  EXECUTIVE  OFFICER  AND  PRINCIPAL
FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

         In connection with the accompanying Quarterly Report on Form 10-QSB of Life Medical Sciences, Inc. for the quarter ended September 30, 2003, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbane-Oxley Act of 2002, to the best of my knowledge and belief, that:

         (1) such Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in such Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of Life Medical Sciences, Inc.



         November 10, 2003                      /s/ Robert P. Hickey
                                                --------------------
                                                Name: Robert P. Hickey
                                                Title: Chief Executive Officer
                                                and Chief Financial Officer

* A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Life Medical Sciences, Inc. and will be retained by Life Medical Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.